UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

West Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35846 (Commission File Number)	47-0777362 (IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 963-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 30, 2017, West Corporation (“West”) commenced the mailing of its definitive proxy statement, dated June 27, 2017 (the “Proxy Statement”), to its stockholders in connection with a special meeting of its stockholders, the purpose of which is to consider and vote on proposals relating to the proposed acquisition of West by Mount Olympus Holdings, Inc., a Delaware corporation (“Parent”), for $23.50 per share in cash, pursuant to the Agreement and Plan of Merger, dated May 9, 2017, among West, Parent and Olympus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

West is providing the following information in order to supplement certain disclosures contained in the Proxy Statement. The following information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All capitalized terms used in this Current Report have the meanings set forth in the Proxy Statement, unless otherwise defined herein.

Supplements to the Proxy Statement

The following disclosure supplements and restates the second paragraph on page 28 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” by adding the underlined text:

In September 2015, representatives of a strategic party, which we refer to as “Party A,” contacted Mr. Thomas Barker, the Company’s Chief Executive Officer and the Chairman of the Board, and Mr. David Treinen, the Company’s Executive Vice President, Corporate Development and Planning, to express Party A’s interest in potentially acquiring the Company’s Safety Services segment. The Company subsequently entered into a confidentiality and standstill agreement with Party A in October 2015. The agreement did not include a so-called “don’t ask, don’t waive” provision that would prohibit Party A from requesting that the Company waive the standstill or that would prohibit Party A from making proposals to the Board after West’s entry into any definitive acquisition agreement. After an in-person meeting with members of Company management in December 2015, Party A submitted a preliminary indication of interest on January 20, 2016 with respect to the potential acquisition of the Company’s Safety Services segment, excluding its 911 Enable business (which we refer to as the “January 2016 Party A Proposal”).

The following disclosure supplements and restates the third full paragraph on page 29 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” by adding the underlined text:

In April 2016, the Company and Party B entered into a confidentiality and standstill agreement in order to, among other things, permit each party to share information with the other in order to understand potential cost synergies that could result from a potential combination of the Company’s Unified Communications Services segment with Party C. The agreement did not include a so-called “don’t ask, don’t waive” provision that would prohibit Party B from requesting that the Company waive the standstill or that would prohibit Party B from making proposals to the Board after West’s entry into any definitive acquisition agreement.

The following disclosure supplements and restates the first paragraph on page 30 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” by adding the underlined text:

In June 2016, the Company and Party D entered into a confidentiality agreement, which did not include a standstill provision. In November 2016, Party D entered into another confidentiality and standstill agreement in connection with the Process (as defined below). That agreement did not include a so-called “don’t ask, don’t waive” provision that would prohibit Party D from requesting that the Company waive the standstill or that would prohibit Party D from making proposals to the Board after West’s entry into any definitive acquisition agreement. On June 30, 2016, Messrs. Barker and Treinen, together with Scott Etzler, the Company’s President—Unified Communications Services and President—Revenue Generation, met with representatives of Party D to discuss the Company.

The following disclosure supplements and restates the third paragraph on page 30 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” by adding the underlined text:

In August 2016, a representative of a financial sponsor, which we refer to as “Party E,” contacted Messrs. Barker and Treinen to indicate that Party E was interested in exploring a possible business combination involving some or all of the Company. The Company and Party E entered into a confidentiality and standstill agreement on September 27, 2016, and representatives of Party E met with Messrs. Barker and

Treinen on September 28, 2016 to discuss the Company. The agreement did not include a so-called “don’t ask, don’t waive” provision that would prohibit Party E from requesting that the Company waive the standstill or that would prohibit Party E from making proposals to the Board after West’s entry into any definitive acquisition agreement.

The following disclosure supplements and restates the first full paragraph on page 40 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” by adding the underlined text:

During the evening of May 9, 2017, concurrently with the delivery by Parent to West of the executed equity commitment letter and the executed debt commitment letter, the parties executed the merger agreement and the limited guarantee. Each of THL, Quadrangle and Mr. and Mrs. West executed voting agreements with Parent, and the Company entered into an indemnification agreement with each of Mr. and Mrs. West. At the signing of the merger agreement, no agreements or understandings had been entered into between the Company management team and Apollo regarding post-closing management compensation or employment arrangements. Later that evening, West and Apollo issued a joint press release announcing the execution of the merger agreement.

The following disclosure supplements and restates the last sentence of the first paragraph and the second paragraph on page 46 of the Proxy Statement in the section entitled “The Merger—Forward-Looking Financial Information” by adding the underlined text:

The financial projections (for the avoidance of doubt, not including increase (decrease) in Adjusted Net Working Capital and Unlevered Free Cash Flow (each as defined below)) were also made available in the virtual data room to Apollo, Party F, Party H and Party L, except for capital expenditures for 2020-21. The financial projections are summarized below.

None of the financial projections, increase (decrease) in Adjusted Net Working Capital nor Unlevered Free Cash Flow were intended for public disclosure. Nonetheless, a summary of the financial projections, increase (decrease) in Adjusted Net Working Capital and Unlevered Free Cash Flow is included in this proxy statement only because certain of the financial projections, increase (decrease) in Adjusted Net Working Capital and Unlevered Free Cash Flow were made available to the Board, Centerview and/or Apollo. The inclusion of the financial projections, increase (decrease) in Adjusted Net Working Capital and Unlevered Free Cash Flow in this proxy statement does not constitute an admission or representation by West, Apollo, Parent, Sub, Centerview or any other recipient of this information that the information is material.

The following disclosure supplements and restates the first paragraph on page 47 of the Proxy Statement in the section entitled “The Merger—Forward-Looking Financial Information—Financial Projections” by adding the underlined text:

The following tables summarize the financial projections, increase (decrease) in Adjusted Net Working Capital and Unlevered Free Cash Flow:

The following disclosure is added before the heading “Unlevered Free Cash Flow” on page 48 of the Proxy Statement in the section entitled “The Merger—Forward-Looking Financial Information—Financial Projections”:

Capital Expenditures and Increase (Decrease) in Adjusted Net Working Capital

West Corporation ($ in millions)	2017E	2018E	2019E	2020E	2021E
Capital expenditures(1)	114	122	134	142	151
Increase (decrease) in Adjusted Net Working Capital(2)	(8)	(5)	(6)	(7)	(8)

(1)	Capital expenditures are presented on a cash basis. Capital expenditures for 2020-21 were not provided to bidders in the virtual data room, but were provided to Centerview for use in connection with its financial analysis and its opinion.

(2)	Increase (decrease) in Adjusted Net Working Capital (as defined below) was calculated by Centerview, at the direction of Company management, in connection with the calculation of Unlevered Free Cash Flow, utilizing the financial projections and reflecting certain adjustments based on the assumptions provided by Company management. Such calculation was provided to the Board, but was not made available to Apollo or any other bidder.

The following disclosure supplements and restates the first paragraph on page 48 of the Proxy Statement in the section entitled “The Merger Forward-Looking Financial Information—Financial Projections—Non-GAAP Financial Measures” by adding the underlined text:

Adjusted EBITDA, increase (decrease) in Adjusted Net Working Capital and Unlevered Free Cash Flow are non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The following disclosure is added after the third paragraph on page 48 of the Proxy Statement in the section entitled “The Merger Forward-Looking Financial Information—Financial Projections—Non-GAAP Financial Measures”:

For purposes of this section entitled “Forward-Looking Financial Information,” we define “Adjusted Net Working Capital” to mean (i) accounts receivable and prepaid expenses less (ii) accounts payable and accrued expenses.

The following disclosure supplements and restates the last two paragraphs on page 48 of the Proxy Statement in the section entitled “The Merger Forward-Looking Financial Information—Financial Projections—Non-GAAP Financial Measures” by adding the underlined text:

Unlevered Free Cash Flow and increase (decrease) in Adjusted Net Working Capital each provides another measure by which to evaluate West’s core operating performance and trends, but is not used by West for financial and operational decision making or as a means to evaluate period-to-period comparisons. Each of Unlevered Free Cash Flow and increase (decrease) in Adjusted Net Working Capital was calculated by Centerview at the direction of Company management solely for purposes of the discounted cash flow analysis in connection with Centerview’s opinion, and none of West, Parent or Centerview assumes any responsibility for any use of such estimates, or reliance on such estimates, for any other purpose.

Non-GAAP financial measures, including Adjusted EBITDA, increase (decrease) in Adjusted Net Working Capital and Unlevered Free Cash Flow, have limitations as analytical tools, and you should not consider any non-GAAP financial measure in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include the omission of certain material costs, such as depreciation, amortization and interest, necessary to operate our business. Other companies, including companies in West’s industry, may calculate similarly titled non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

The following disclosure is added after the first paragraph on page 49 of the Proxy Statement in the section entitled “The Merger—Forward-Looking Financial Information—Financial Projections—Non-GAAP Financial Measures”:

The following tables present a reconciliation from net income to Adjusted EBITDA for the periods indicated. The information presented in the reconciliations set forth below is being included solely to provide a quantitative reconciliation of Adjusted EBITDA to the most comparable GAAP financial measures.

West Corporation ($ in millions)	2017	2018	2019	2020	2021
Net income	196	213	229	249	273
Income tax expense	103	117	128	139	152
Interest expense and other financing charges	149	150	150	150	150
Depreciation and amortization	195	188	189	193	196
Stock-based compensation	27	26	26	26	27
Other(1)	2	0	0	0	0
Adjusted EBITDA	672	694	722	757	798
(1)	$2.0 million non-recurring acquisition costs in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Corporation

July 19, 2017	By:	/s/ Jan D. Madsen
	Name:	Jan D. Madsen
	Title:	Chief Financial Officer